Exhibit 10.7


                              EMPLOYMENT AGREEMENT

     This Agreement dated _________, 2004 by and between INSERT APPROPRIATE SUBSIDIARY NAME, a company organized under the laws of INSERT COUNTRY/STATE OF INCORPORATION, ("COMPANY") having an address at INSERT SUBSIDIARY ADDRESS and ____________________ residing at ________________________________ ("Employee").

     1. Employment. COMPANY agrees to employ Employee and Employee accepts employment with COMPANY pursuant to the terms and conditions set forth in this Agreement. Employee will devote his full business time, attention and best efforts to the performance of his/her duties and responsibilities as an Employee of COMPANY and/or Westcon Group, Inc. and its subsidiaries (collectively and individually "Affiliates"). Employee's duties, responsibilities, title, hours of work and compensation, will be set, on an annual basis, at the sole discretion of COMPANY clients and customers. EMPLOYMENT OF EMPLOYEE WITH COMPANY IS AT - WILL, TERMINABLE BY COMPANY AT ANY TIME FOR ANY REASON. Employee's title, until and unless changed by COMPANY, will be ______________.

     2. Term. The term of this Agreement will commence as of the date hereof and continue for one (1) year thereafter. This Agreement will automatically renew for successive one (1) year terms, unless terminated as provided herein. Notwithstanding the foregoing, this Agreement and Employee's employment may be terminated at any time: (a) by either Party, upon sixty (60) days prior notice or (b) by Employer without prior notice if employment is termination for Cause, as defined herein.

     For purposes of the Agreement, "Cause" for termination of Employee's employment will include, without limitation, the following actions of Employee: continued incompetence or unsatisfactory attendance; violation of COMPANY's rules, regulations, procedures or instructions (whether written or oral) relating to the conduct of employees; breach of fiduciary obligation owed to COMPANY or any corporate entity that Employee provides services to, including without limitation, the Affiliates; breach of any provision of this Agreement; insubordination; engaging in any discriminatory or sexually harassing behavior; criminal behavior; or using, possessing or being impaired by or under the influence of alcohol, illegal drugs or controlled substances on COMPANY's or the Affiliates' premises or while working or representing COMPANY or the Affiliates' ("Cause").

     3. Compensation and Benefits. Employee's compensation for the first year
of his employment will be _________________________________($     ) per annum,
until and unless changed by COMPANY, payable in equal monthly installments unless otherwise provided at COMPANY's sole determination. In addition, Employee will have the right to participate in and receive benefits of COMPANY's employee benefit plans, subject to compliance with each plan's requirements for participation, including 401K, medical insurance, life insurance, disability insurance, expense reimbursement, holidays and rejuvenation days. The benefits identified herein are not intended to be exclusive.

     4. Work Product. All work product resulting from the performance of Employee's job with COMPANY will be the sole property of COMPANY. It is intended that work product include all developments of any kind that relate to COMPANY's business or confidential information or that the Employee conceives, makes, develops or acquires within the scope of his employment by COMPANY, including without limitation, any programs, trade secrets, discoveries, inventions, improvements, ideas, diagrams, processes or designs, classes, curriculum, custom courses and related training materials, whether or not reduced to writing, patented, copyrighted or trademarked ("Work Product"). Employee will: disclose the Work Product to COMPANY; assign the Work Product to COMPANY; and cooperate with COMPANY as necessary for COMPANY to obtain patents, copyrights or other forms of protection for the Work Product. Employee acknowledges that no additional compensation will be due him with regard to any Work Product.

     5. Confidentiality. All information encountered or coming within the knowledge of Employee with regard to or arising out of his employment with COMPANY or services rendered to the Affiliates will


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be deemed proprietary and confidential and belong solely to COMPANY and/or the
Affiliates and be for COMPANY's or the Affiliates' sole use and benefit. Information includes without limitation: all drawings, specifications, plans, and other materials prepared in connection with his employment and all information relating to COMPANY's or the Affiliates' business, its customers and their business affairs, vendors, suppliers, methods, techniques, finances, processes, apparatus and trade secrets, but does not include information generally known to the public. During Employee's employment by COMPANY, continuing for any period during which Employee receives compensation hereunder and for two (2) years thereafter, Employee will not disclose to third parties any Information obtained in the course of employment with COMPANY or services rendered to the Affiliates.

     6. Restrictive Covenants. (a) Competition. During Employee's employment with COMPANY and, for a period of two (2) years thereafter in the event that Employee voluntarily terminates his employment, Employee will not directly or indirectly become employed by, contract with, become interested in or provide services to any active competitor of COMPANY or the Affiliates, as defined herein. The following will be presumed to be competitors of COMPANY and the
Affilates: any person or entity engaged in the same, similar or competitive business of COMPANY or the Affiliates within seventy-five (75) miles of any geographical area where COMPANY or the Affiliates engage in business during the term of this Agreement and the restrictive covenant. In addition, for purposes of this Agreement: Ingram Micro; Gates/Arrow; Access Graphics; Tech Data and any two-tier distributor of similar size and market of the foregoing entities will be considered to be competitors of Westcon, Inc.

     (b) Solicitation. During Employee's employment with COMPANY and for a period of two (2) years thereafter in the event that Employee's employment terminated for any reason, Employee will not solicit, induce or attempt to induce any active employee, consultant, contractor, vendor or customer of COMPANY or the Affiliates to discontinue any business or employment relationship or to refrain from entering into a new business relationship with COMPANY or the Affiliates. For purposes of this Agreement, an active relationship is one that is in existence during the term of Employee's employment by COMPANY, whether pursuant to a written contract or not, including a prospective customer relationship where COMPANY or the Affiliates has solicited business during Employee's term of employment.

     7. Arbitration. All disputes between Employee and COMPANY, the Affiliates and their respective successors, assigns, subsidiaries, parents, directors, officers, employees or agents with regard to or arising out of Employee's employment or termination of employment with COMPANY or this Agreement ("Employment Disputes") will be submitted to binding final arbitration with J.A.M.S./Endispute in New York, New York and in accordance with the rules of J.A.M.S./Endispute then in effect. The successful party in the arbitration may be entitled to reimbursement by the other party of all reasonable attorneys fees, costs and arbitration expenses incurred as a result of the arbitration, at the discretion of the arbitrator. This agreement is intended to cover all civil claims with regard to or arising out of Employee's employment by COMPANY or termination of Employee's employment with COMPANY, including without limitation, employment discrimination on the basis of race, gender, age, religion, color, national origin, disability and veteran status (including claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act and any other claims under local, state or federal law concerning employment or employment discrimination) and claims based on public policy.

     THE PARTIES ACKNOWLEDGE AND AGREE THAT: (A) ARBITRATION WILL BE THE ONLY PROCEEDING AVAILABLE TO THEM FOR ANY EMPLOYMENT DISPUTE AND THAT THEY ARE WAIVING THEIR RIGHT TO PROCEED IN ANY AND ALL OTHER CIVIL LEGAL PROCEEDINGS, INCLUDING WITHOUT LIMITATION, STATE OR FEDERAL COURT AND ANY ADMINISTRATIVE PROCEEDINGS AVAILABLE TO THEM; (B) THEY ARE WAIVING THEIR RIGHT TO HAVE A JURY DECIDE ANY EMPLOYMENT DISPUTE; (C) THE ARBITRATOR MAY GRANT ANY REMEDY OR RELIEF THAT IS JUST AND EQUITABLE, OTHER THAN PUNITIVE, EXEMPLARY, DOUBLE OR TREBLE DAMAGES; (D) THE DECISION OF THE ARBITRATOR WILL BE FINAL AND BINDING ON


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THE PARTIES AND MAY BE JUDICIALLY ENFORCED; (E) THE ARBITRATOR WILL DETERMINE
ALL ISSUES OTHER THAN INJUNCTIVE RELIEF, INCLUDING WHETHER A DISPUTE IS SUBJECT TO ARBITRATION; (F) NEITHER PARTY WAIVES THE RIGHT TO PROCEED IN COURT FOR INJUNCTIVE RELIEF.

     8. Injunctive Relief. Employee agrees that a breach of the covenants contained herein may cause irreparable damage to COMPANY for which there may not be an adequate remedy at law and accordingly, COMPANY will be entitled to injunctive relief in addition to any other remedies available at law.

     9. Assignment and Survival. Neither party may assign this Agreement without the other party's prior, written consent. Employee's obligations under paragraphs 7, 8, 9 and 10 will survive termination of this Agreement.

     10. Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remainder of the provision and any other provisions of this Agreement will remain in full force and effect.

     11. Governing Law. This Agreement and the parties' rights and obligations thereunder will be interpreted and construed in accordance with and governed by the laws of the State of New York, other than conflict of laws.

     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which taken together will constitute but one and the same instrument.

     13. Notice. Any notice intended to be given hereunder will be sufficiently given if sent by regular mail, postage prepaid, addressed to the party at the address contained herein or any subsequent address of which the parties have been given written notice. Any notice mailed to such address will be effective when deposited in the United States mail, duly addressed with postage paid.

     14. Entire Agreement. This Agreement contains the entire agreement between the parties with regard to the provisions hereof and may not be amended or modified except in writing, signed by both parties. This Agreement will be binding upon the parties, their heirs, successors, legal representatives and assigns.


INSERT SUBSIDIARY NAME                       EMPLOYEE


By:
   ------------------------------            --------------------------------

Name:                                        Date:
     ----------------------------                 ---------------------------

Title:
      ---------------------------

Date:
      ---------------------------


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